UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2006

SONIC SOLUTIONS

(Exact name of registrant as specified in its charter)

California	23190	93-0925818
(State or other jurisdiction of organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Rowland Way, Suite 110 Novato, CA	94945
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 893-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS

Sonic Solutions (the “Company”) permits its directors, officers and certain employees to enter into stock trading plans with respect to the Company’s common stock (“Common Stock”) that are intended to qualify for the safe harbor under Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (“Rule 10b5-1”), subject to the Company’s applicable guidelines and policies on insider trading.

On March 9, 2006, two of the Company’s co-founders and directors, Robert J. Doris and Mary C. Sauer, who are married to each other, established with a broker a pre-arranged trading plan (the “Plan”) to sell a portion of their holdings of Common Stock under guidelines specified in Rule 10b5-1.

The Plan, adopted during an open trading “window” pursuant to and in accordance with the Company’s insider trading policy, extends by its terms until March 31, 2008. The Plan specifies a formula for computing the number of shares and the prices at which they are to be sold on various dates during that time. The maximum number of shares to be sold under the Plan is 995,451, which equals approximately 38% of the shares beneficially owned by Mr. Doris and Ms. Sauer (either directly, or through vested employee stock options). To the extent required by relevant SEC rules, sales effected pursuant to the Plan will be reported publicly on Forms 144 and 4. Except as may be required by law, the Company does not undertake to report modifications, terminations or other activities under the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SONIC SOLUTIONS

By:	/s/ David C. Habiger
	Name:	David C. Habiger
	Title:	President and Chief Executive Officer
(Principal Executive Officer)

Date: March 15, 2006

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